INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Lockwave Technologies, Inc. on Form S-8 of our report dated June 22, 2001, appearing in the Annual Report on form 10-KSB of Lockwave Technologies, Inc. for the year ended March 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                              MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                              Certified Public Accountants

New York, New York
November 14, 2001